UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 25, 2004

CHARTER FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

United States	000-33071	58-2659667
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Third Avenue, West Point, Georgia 31833

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (706) 645-1391

Not Applicable

(Former name or former address, if changed since last report)

Item 1-6.	Not applicable.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits

(c)	The following exhibits are filed with this Report:

Exhibit No.	Description

99.1	Slide presentation by Charter Financial Corporation (the “Company”) on February 25, 2004, furnished in accordance with Item 9 of this Current Report on Form 8-K.

Item 8.	Not applicable.

Item 9.	Regulation FD

The following information is furnished under this Item 9:

At Charter Financial Corporation’s 2004 Annual Meeting of Stockholders held on February 25, 2004, Management of Charter Financial Corporation presented the slide presentation attached as Exhibit 99.1 to this report.

Item 10-12. Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARTER FINANCIAL CORPORATION

By:	/s/ Robert L. Johnson

Name:	Robert L. Johnson
Title:	President and Chief Executive Officer

Date: February 25, 2004

EXHIBIT INDEX

Exhibit No.	Description

99.1	Slide presentation dated February 25, 2004.